UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

ALLIANCE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-15366	16-1276885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street

Syracuse, New York 13202

(Address of principal executive offices, zip code)

(315) 475-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Alliance Financial Corporation (“Alliance”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) on May 11, 2010. There were 4,654,292 shares of common stock eligible to be voted at the Annual Meeting and 4,093,280 shares were represented in person or by proxy at the meeting which constituted a quorum to conduct business.

There were four proposals submitted to Alliance’s shareholders at the Annual Meeting. Proposals 1, 2 and 3 were approved and Proposal 4 was voted down. The final results of voting on each of the proposals are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld
Mary Pat Adams	3,164,289	217,049
Samuel J. Lanzafame	3,170,910	210,428
Lowell A. Seifter	3,164,958	216,380
Jack H. Webb	3,159,958	221,380

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Vote
4,008,282	65,162	19,836	—

Proposal 3: Approval of the Adoption of the 2010 Restricted Stock Plan

Votes For	Votes Against	Abstain	Broker Non-Vote
3,034,086	309,182	38,067	711,945

Proposal 4: Shareholder Proposal to Declassify the Board of Directors

Votes For	Votes Against	Abstain	Broker Non-Vote
1,401,183	1,884,756	95,394	711,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION
Date: May 13, 2010
	By:	/s/ J. Daniel Mohr
J. Daniel Mohr Executive Vice President and CFO